INVESCO INTERNATIONAL GROWTH EQUITY FUND                          SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD AND 73A

FOR PERIOD ENDING:     12/31/2010
FILE NUMBER :          811-05426
SERIES NO.:            33

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)

          Class A             $      10

        2 Dividends for a second class of open-end company shares
          (000's Omitted)

          Class B             $       1
          Class C             $       -
          Class Y             $   1,170

73A.      Payments per share outstanding during the entire current period:
          (form nnn.nnnn)

        1 Dividends from net investment income

          Class A                0.3395

        2 Dividends for a second class of open-end company shares
          (form nnn.nnnn)

          Class B                0.2942
          Class C                0.2942
          Class Y                0.3501